Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Wisconsin Energy Corporation of our report dated February 2, 2015, relating to the financial statements of American Transmission Company LLC, appearing in the Current Report on Form 8-K of Wisconsin Energy Corporation dated May 22, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
May 29, 2015